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                                                                    EXHIBIT 99.4
                           FORM OF LETTER TO CLIENTS

                         HERBALIFE INTERNATIONAL, INC.
                               LETTER TO CLIENTS

                                      FOR

                           TENDER OF ALL OUTSTANDING
              11 3/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2010

                                IN EXCHANGE FOR

              11 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2010
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON --, 2002, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS IN THE EXCHANGE OFFER MAY BE
WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION
                                     DATE.

To Our Clients:

     We are enclosing a prospectus, dated --, 2002, of Herbalife International, Inc., a Nevada corporation, and a related Letter of Transmittal (which together constitute the "exchange offer") relating to the offer by Herbalife to exchange its 11 3/4% Senior Subordinated Notes due 2010 (the "Series A Notes") for a like principal amount of Herbalife's issued and outstanding 11 3/4% Senior Subordinated Notes due 2010 (the "Series B Notes") which have been registered under the Securities Act of 1933, as amended, upon the terms and subject to the conditions set forth in the exchange offer.

     The exchange offer is not conditioned upon any minimum number of Series B Notes being tendered.

     We are the holder of record of Series A Notes held by us for your account. A tender of such Series A Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Series A Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Series A Notes held by us for your account pursuant to the terms and conditions of the exchange offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.
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PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME
TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                 INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK
                           ENTRY TRANSFER PARTICIPANT

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the prospectus dated
   --   , 2002 of Herbalife International, Inc., a Nevada corporation, and the accompanying Letter of Transmittal, that together constitute the offer of Herbalife (the "exchange offer") to exchange Herbalife's 11 3/4% Series A Senior Subordinated Notes due 2010 (the "Series A Notes") for a like principal amount of Herbalife's issued and outstanding 11 3/4% Series B Senior Subordinated Notes due 2010 (the "Series B Notes") which have been registered under the Securities Act of 1933, as amended. Certain terms used but not defined herein have the meanings ascribed to them in the prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Series A Notes held by you for the account of the undersigned.

     The aggregate face amount of Series A Notes held by you for the account of the undersigned is (fill in amount):

          $          of the 11 3/4% Series A Senior Subordinated Notes due 2010.

     With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

        [ ] To tender the following Series A Notes held by you for the account of the undersigned (insert principal amount of Series A Notes to be
            tendered) (if any): $          .

        [ ] not to tender any Series A Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Series A Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

     - the Series B Notes acquired in exchange for Series A Notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such Series B Notes, whether or not the undersigned;

     - the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution of Series B Notes within the meaning of the Securities Act; and

     - neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of Herbalife or a broker-dealer tendering Series A Notes acquired directly from Herbalife.

     If the undersigned is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Series B Notes.

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                                   SIGN HERE

Name(s) of beneficial owner(s):
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Signature(s):
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Name(s):
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                                 (PLEASE PRINT)
Address(es):
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Telephone Number(s):
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Taxpayer Identification or Social Security Number(s):
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Date:
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